Exhibit 5.2

MAYER BROWN LLP 71 South Wacker Drive Chicago, IL 60606 United States of America T: +1 312 782 0600 F: +1 312 701 7711 www.mayerbrown.com

November 19, 2021

BY ELECTRONIC MAIL AND US MAIL

DCP Midstream, LP

DCP Midstream Operating, LP

370 17th St., Suite 2500

Denver, CO 80202

Re:	Registration Statement on Form S-3 (File Nos.

333-249270 and 333-249270-01) for DCP

Midstream Operating, LP and DCP Midstream, LP

Ladies and Gentlemen:

We have acted as special New York counsel to DCP Midstream Operating, LP, a Delaware limited partnership (the “Company”), in connection with the offering, issuance and sale by the Company of $400,000,000 aggregate principal amount of the Company’s 3.250% Senior Notes due 2032 (the “Notes”) to be fully and unconditionally guaranteed on a senior, unsecured basis (the “Guarantee” and, together with the Notes, the “Securities”) by DCP Midstream, LP, a Delaware limited partnership (the “Guarantor”). The Securities are to be issued under an indenture dated as of September 30, 2010 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture dated as of June 14, 2012 (the “Third Supplemental Indenture”) and the Tenth Supplemental Indenture dated as of November 19, 2021 (the “Tenth Supplemental Indenture” and, together with the Base Indenture and the Third Supplemental Indenture, the “Indenture”). We have reviewed a prospectus supplement dated November 4, 2021 (the “Prospectus Supplement”), and the base prospectus dated October 2, 2020 (the “Prospectus”), each forming part of the Registration Statement on Form S-3 (File Nos. 333-249270 and 333-249270-01) (the “Registration Statement”) filed by the Company and the Guarantor to which this opinion is an exhibit. The Prospectus Supplement has been filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with such offering.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including

Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership)

and Tauil & Chequer Advogados (a Brazilian partnership).

Mayer Brown LLP

DCP Midstream, LP

DCP Midstream Operating, LP

November 19, 2021

The Notes are being sold by the Company to the several underwriters named in the Underwriting Agreement dated as of November 4, 2021 (the “Underwriting Agreement”) by and among the Company, the Guarantor, DCP Midstream GP, LP, a Delaware limited partnership, DCP Midstream GP, LLC, a Delaware limited liability company, and DCP Midstream Operating, LLC, a Delaware limited liability company, and J.P. Morgan Securities LLC, Mizuho Securities USA LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein.

Capitalized terms used but not otherwise defined herein shall have the respective meanings attributed to such terms in the Underwriting Agreement.

As the basis for the opinions hereinafter expressed, we have examined such statutes, corporate records and documents of the Company, certificates of officers of the Company and public officials, and other instruments and documents as we deemed relevant or necessary for the purposes of the opinions set forth below, including, but not limited to:

1.	the Registration Statement, the Prospectus and the Prospectus Supplement;

2.	the executed Underwriting Agreement;

3.	the executed Indenture; and

4.	the executed global security representing the Notes, including the notation of Guarantee thereon (the “Global Note”).

In making our examination, we have assumed (i) that all signatures on documents examined by us are genuine, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the original documents of all documents submitted to us as certified, conformed, electronic or photostatic copies, (iv) that each individual signing in a representative capacity (other than on behalf of the Company or the Guarantor) any document reviewed by us had authority to sign in such capacity, (v) that each individual signing in a representative capacity any document reviewed by us had legal capacity to sign in such capacity, (vi) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed; (vii) that the Registration Statement and the organizational documents of the Company and the Guarantor, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinions rendered herein; (viii) the accuracy, completeness and authenticity of certificates of public officials; and (ix) that any securities issuable upon conversion, exchange, redemption or exercise of any of the Securities being offered will be duly authorized, created, and if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise.

We have also assumed the accuracy of all other information provided to us by the Company and the Guarantor during the course of our investigations, on which we have relied in issuing the opinions expressed below. We have relied upon a certificate and other assurances of officers of the Company or the Guarantor (as the case may be) and others as to factual matters without having independently verified such factual matters.

Mayer Brown LLP

DCP Midstream, LP

DCP Midstream Operating, LP

November 19, 2021

In connection with the opinions hereinafter expressed, we have further assumed that:

(i) the Registration Statement, and any amendments thereto (including post-effective amendments), comply with applicable law;

(ii) the Prospectus Supplement complies with applicable law;

(iii) the Securities will be issued and sold in compliance with federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement;

(iv) all corporate or other action required to be taken by the Company to duly authorize the issuance of the Notes and any related documentation (including the execution, delivery and performance of the Notes and any related documentation referred to in our opinion set forth below) shall have been duly completed and be in full force and effect;

(v) at the time of the execution, authentication, issuance, and delivery of the Securities, the Indenture will be the valid and legally binding obligation of the trustee and shall have been duly qualified under the Trust Indenture Act of 1939;

(vi) the Indenture has been duly executed and delivered by the Company, the Guarantor and the Trustee; and

(vii) at the time of the execution, authentication, issuance, and delivery of Securities, the Indenture will comply with law.

Based on the foregoing and on such legal considerations as we deem relevant, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein and in reliance on the statements of fact contained in the documents we have examined, we are of the opinion that, with respect to the Securities, upon the Global Note having been executed and delivered by the Company and the Guarantor, and authenticated by the Trustee in accordance with the terms of the Indenture and issued and sold for the consideration set forth in the Underwriting Agreement, the Notes will constitute valid and legally binding obligations of the Company and the Guarantee will constitute valid and legally obligations of the Guarantor, enforceable against the Company or the Guarantor (as the case may be) in accordance with their terms.

The opinion expressed herein is qualified in the following respects:

(A) Our opinion set forth above is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers; and (ii) general equitable principles, including the concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies (whether considered in a proceeding in equity or at law).

Mayer Brown LLP

DCP Midstream, LP

DCP Midstream Operating, LP

November 19, 2021

(B) The opinions expressed herein are limited in all respects to the law of the State of New York and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction.

(C) We express no opinions concerning the validity or enforceability of any provisions contained in the Securities, the Indenture or any other document governing the Securities that purport to (i) waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; (ii) allow indemnification to the extent that such provisions purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws; (iii) waive the right to a jury trial; or (iv) waive any stay, extension or usury laws or any unknown future rights.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mayer Brown LLP